As filed with the Securities and Exchange Commission on January 8, 2021

Registration Statement No. 333-251636

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

(Amendment Number 1)

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

GREENBOX POS

(Exact name of registrant as specified in its charter)

Nevada	6199	22-3962936
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

GreenBox Pos

8880 Rio San Diego Drive, Suite 102

San Diego, CA 92108

(484) 893-0060

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ben Errez

716 Seneca Heights, Las Vegas, NV 89081

(213) 625-1200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph Lucosky, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

(732) 395-4400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

GreenBox POS (the “Registrant”) is filing this Amendment No. 1 (the “Amendment”) to its Registration Statement on Form S-1 (Registration Statement No.333-251636) (the “Registration Statement”) to file Exhibits 5.1 and 23.2 (which is included in Exhibit 5.1). Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page, Exhibits 5.1 and 23.2 (which is included in Exhibit 5.1). The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits.

		Incorporated by
Exhibit		Reference		Filed or Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith

3.1	Amended and Restated Articles of Incorporation, filed August 29, 2007	S-1	3.1	02/12/2008

3.2	Certificate of Amendment to Articles of Incorporation, filed October 18, 2017	10-K	3.2	04/16/2019

3.3	Certificate of Amendment to Articles of Incorporation, filed May 3, 2018	10-K	3.3	04/16/2019

3.4	Certificate of Amendment to Articles of Incorporation, filed December 13, 2018	10-K	3.4	04/16/2019

3.5	Bylaws of GreenBox POS	S-1	3.2	02/12/2008

4.1	Form of Debenture	8-K	4.1	10/29/2020

4.2	Form of Warrant	8-K	4.2	10/29/2020

5.1	Legal opinion of Lucosky Brookman LLP				X

10.1	Settlement Agreement and Mutual Release by and between GreenBox POS and RB Capital	8-K	10.1	03/09/2020

10.2	Common Stock Purchase Agreement, dated May 11, 2020 by and between GreenBox POS and Triton Funds LP	8-K	10.1	05/27/2020

10.3	Registration Rights Agreement, dated May 11, 2020, by and between GreenBox POS and Triton Funds LP	8-K	10.2	05/27/2020

10.4	Settlement Agreement, dated June 16, 2020, by and between GreenBox POS and Vista Capital Investments, LLC	8-K	10.1	06/18/2020

10.5	Form of Securities Purchase Agreement, dated October 27, 2020	8-K	10.1	10/29/2020

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10.6	Form of Security Agreement, dated October 27, 2020	8-K	10.2	10/29/2020

10.7	Form of Subsidiary Guarantee, dated October 27, 2020	8-K	10.3	10/29/2020

21.1	Subsidiaries of the Registrant	S-1	21.1	12/23/2020

23.1	Consent of BF Borgers CPA PC	S-1	23.1	12/23/2020

23.2	Consent of Lucosky Brookman LLP (reference is made to Exhibit 5.1)				X

(b)	Financial statement schedules.

No financial statement schedules are provided because the information called for is not required or is shown in the consolidated financial statements or related notes.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, CA, on January 8, 2021.

GreenBox POS

By:	/s/ Fredi Nisan
Fredi Nisan
Chief Executive Officer

 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Fredi Nissan	Chief Executive Officer and Director	January 8, 2021
Fredi Nissan	(principal executive officer)

/s/ Ben Errez	Executive Vice President and Chairman of the Board of Directors	January 8, 2021
Ben Errez	(principal financial officer and principal accounting officer)

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